UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2014

VIASYSTEMS GROUP, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-15755	75-2668620
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 South Hanley Road

St. Louis, MO 63105

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:   Other Events

On October 31, 2014, the Company entered into a definitive settlement agreement with the People’s Insurance Company of China (“PICC”), the Company’s former insurer for its facilities in China, related to the Company’s claim for insurance for damages the Company suffered due to a fire in the Company’s Guangzhou, China Printed Circuit Board manufacturing facility on September 5, 2012. The Company agreed to settle all claims it had against PICC for a total payment to the Company of 202.71 million Chinese Renminbi (“RMB”), including 40.08 million RMB received by the Company in 2013 and earlier in 2014. The Company expects to collect the remaining 162.63 million RMB (approximately $26.6 million U. S. dollars based on the exchange rate as of October 31, 2014) proceeds and record the benefit from the settlement during the fourth quarter of 2014. Such settlement proceeds include the settlement of both the property loss claims and the business interruption loss claims.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished pursuant to Item 2.02 hereof, and the information contained in this report and such exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated therein.

Exhibit Number	Description

99.1	Press Release issued by the Company on November 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS GROUP, INC.

By:	/s/ Christopher R. Isaak

Christopher R. Isaak
Vice President, Corporate Controller and
Chief Accounting Officer

Date: November 5, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by Viasystems Group, Inc. on November 5, 2014.